UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 16, 2011

Federal Home Loan Bank of Cincinnati
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	513-852-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2011, the Board of Directors ("Board") of the Federal Home Loan Bank of Cincinnati ("FHLBank") elected J. Lynn Greenstein, age 48, to serve as a director on the FHLBank’s Board. Ms. Greenstein is President and Chief Executive Officer of Nationwide Bank, Columbus, Ohio. In accordance with the regulations of the Federal Housing Finance Agency, the Board elected Ms. Greenstein to a vacant member-director position currently allocated to the State of Ohio. The term assigned to the seat which Ms. Greenstein holds ends on December 31, 2012.

Ms. Greenstein's Board committee assignments will be determined in the normal course of annual committee assignments. She will receive the FHLBank's standard compensation package for directors.

There are no arrangements or understandings between Ms. Greenstein and any other persons pursuant to which she was selected as director, and there are no transactions between the FHLBank and Ms. Greenstein that would require disclosure under Item 404(a) of Regulation S-K, other than normal course transactions with Nationwide Bank as a member of the FHLBank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati

December 16, 2011	By:	Thomas J. Ciresi

Name: Thomas J. Ciresi
Title: Senior Vice President, Member Services